Exhibit 99.15
(Text of graph posted to Ashland Inc.'s website concerning
operating segment trade working capital)

Operating Segment Trade Working Capital % of Annualized Sales *
Monthly Actual (%)

	2006	2007		2008
January		16.2		16.2
February		16.8		15.9
March		15.3		14.3
April		15.9		14.4
May		15.5		13.9
June		15.3		13.9
July		16.0		13.3
August		15.3		13.2
September		15.3		12.3
October	13.6	15.2		12.2
November	14.6	15.8
December	15.5	16.6

* NOTE: Selected Working Capital Components - October 31, 2008

Unaudited Data
($ in millions)	Operating Segments (a)	Other Components		Total
Accounts receivable (b)	1,334	59	(d)	1,393
Inventories (c)	720	(202)		518
(Less) Trade and other payables	(998)	(176)	(d)	(1,174)
Net	1,056	(319)		737

(a)	Represents amounts considered for internal performance metrics.
(b)	Accounts receivable is shown net of allowances for doubtful accounts.
(c)	Operating segment amount excludes LIFO reserve, which is presented under Other Components.
(d)	Amount relates to items within Corporate reporting segments.